Exhibit 99.1

Northrim BanCorp, Inc.

NORTHRIM BANCORP, INC.
3111 C STREET
ANCHORAGE, AK 99503

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NRIM2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03689-S48583

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHRIM BANCORP, INC.

The Board of Directors recommends you vote FOR proposal 1.

		For	Against	Abstain
1.	A proposal to approve the issuance of Northrim BanCorp, Inc. ("Northrim") common stock, par value $0.25 per share ("Northrim common stock"), in connection with the merger of PBCO Financial Corporation ("PBCO") with and into Whitewater Sub, Inc. ("Merger Sub"), a direct wholly owned subsidiary of Northrim, as merger consideration to holders of shares of PBCO common stock, par value $5.00 per share, pursuant to the Agreement and Plan of Merger, dated July 22, 2026 (as may be amended, modified or supplemented from time to time in accordance with its terms), by and among PBCO, Northrim, and Merger Sub, including for purposes of complying with Nasdaq Listing Rule 5635(a) (the "share issuance proposal").	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

		For	Against	Abstain
2.	A proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the share issuance proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders or Northrim common stock.	☐	☐	☐

Note: Signature(s) should agree with name(s) on Northrim stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. All joint owners must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

T03690-S48583

NORTHRIM BANCORP, INC.
PROXY FOR SPECIAL SHAREHOLDERS' MEETING
TO BE HELD ONLINE AT
www.virtualshareholdermeeting.com/NRIM2026SM
ON OCTOBER 20, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHRIM BANCORP, INC.

PLEASE SIGN AND RETURN IMMEDIATELY

The undersigned shareholder(s) of NORTHRIM BANCORP, INC. (the "Company") hereby nominate(s), constitute(s) and appoint(s) Michael G. Huston and Jed W. Ballard, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of the Company standing in my name and on its books on September 9, 2026, at the Special Shareholders' Meeting to be held online at www.virtualshareholdermeeting.com/NRIM2026SM on October 20, 2026, at 9:00 A.M., Alaska Daylight Time, and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as outlined on the reverse side of this card.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, this Proxy will be voted in accordance with the recommendations of management.

The undersigned hereby acknowledge(s) receipt of notice for the Special Shareholders' Meeting on October 20, 2026, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

Continued and to be signed on reverse side